UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2007 (September 6, 2007)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Our news release dated September 11, 2007, concerning our execution of an agreement for the construction of a new ultra-deepwater drillship, furnished as Exhibit 99.1 to this report, is incorporated by reference into this Item 7.01. The construction agreement was executed on September 6, 2007.

Item 8.01.	Other Events.

On September 11, 2007, we announced that we had executed an agreement with Hyundai Heavy Industries, Ltd. (HHI) to build a new ultra-deepwater exploration and development drillship for delivery in September 2010. Shipyard construction costs are expected to total approximately $740 million.

The drillship will be constructed in Ulsan, Korea, under a turnkey agreement, which provides that HHI will contract directly with equipment suppliers and deliver the drillship to us for a fixed price.

The new vessel is an enhanced version of our GSF C.R. Luigs and GSF Jack Ryan drillships, which entered service in 2000. Like those rigs, it will be capable of drilling in water depths up to 10,000 feet and is upgradeable to 12,000 feet. In addition, the new rig will feature advanced dynamic positioning capabilities, triple activity load paths, a derrick rated for 4 million pounds, dual liquid-storage systems, larger quarters and an efficient deck design that provides significantly more space than previous-generation drillships.

We are moving forward with construction of the vessel without an executed drilling contract, a departure from our more conservative past approach, as tight capacity with the shipyards and major equipment suppliers has resulted in construction options that move faster than our customers’ tender processes.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a “safe harbor” for discussing their expectations regarding future performance. We believe it is in the best interest of our shareholders and the investment community to use these provisions and provide such forward- looking information. We do so in this release and in other communications. Our forward-looking statements in this release include statements as to the projected delivery date and estimated construction costs for the new drillship and other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to (a) delays in the construction of the drillship, caused by such things as shortages of materials or skilled labor, unforeseen engineering problems, change orders, work stoppages, shipyard financial or operating difficulties, adverse weather conditions or natural disasters, and the inability to obtain requisite permits or approvals, and (b) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We caution investors not to place undue reliance on forward-looking statements, and do not undertake any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Item 9.01.	Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit No.	Description

99.1	Press Release Regarding New Ultra-Deepwater Drillship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: September 11, 2007	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and Associate General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	Press Release Regarding New Ultra-Deepwater Drillship